UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2006

________________________________________

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As disclosed in our Current Reports on Form 8-K filed on February 9, 2006 and March 1, 2006, Chesapeake Funding LLC (“Chesapeake”), a newly formed wholly-owned subsidiary of PHH Corporation (“PHH”, “Company”, “we” or “our”), obtained $3.7 billion in commitments from multi-seller commercial paper conduits and banks which allowed for the redemption of certain outstanding notes as described more fully in Item 1.02 below and for the restructuring and refinancing as described in this Item 1.01. This refinancing was effected, in part, through Chesapeake’s execution of the following agreements: (i) the Base Indenture (the “Base Indenture”), dated as of March 7, 2006, between Chesapeake, as issuer, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as indenture trustee, (ii) the Series 2006-1 Supplement (the “Series 2006-1 Supplement”), dated as of March 7, 2006, among Chesapeake, as issuer, PHH Vehicle Management Services, LLC (“PHH Arval”), a wholly-owned subsidiary of the Company, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, banks and agent banks as set forth therein, and JPMorgan, as indenture trustee, to the Base Indenture, pursuant to which Chesapeake may issue up to $2.7 billion aggregate principal amount of its Series 2006-1 Asset Backed Variable Funding Investor Notes (the “Series 2006-1 Notes”) and (iii) the Series 2006-2 Supplement (the “Series 2006-2 Supplement” and together with the Series 2006-1 Supplement, the “2006 Supplements”), dated as of March 7, 2006, among Chesapeake, as issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduits purchasers, banks and agent banks as set forth therein, and JPMorgan, as indenture trustee, to the Base Indenture, pursuant to which Chesapeake may issue up to $1 billion aggregate principal amount of its Series 2006-2 Asset Backed Variable Funding Investor Notes (the “Series 2006-2 Notes”).

The Base Indenture provides for the issuance from time to time of one or more series of asset backed investor notes that are collateralized by leased vehicles, the related lease agreements and certain other related assets, in each case originated by PHH Arval in its fleet operations. The 2006 Supplements provide for the issuance of the Series 2006-1 Notes and the Series 2006-2 Notes, respectively. Both the Series 2006-1 Notes and the Series 2006-2 Notes are scheduled to mature on March 6, 2007, subject to extension pursuant to the terms of the respective Supplement. The Series 2006-1 Notes and Series 2006-2 Notes bear interest at variable rates payable monthly.

On March 7, 2006, Chesapeake made an aggregate drawing of $3.35 billion under the Series 2006-1 Notes and the Series 2006-2 Notes, which was used to redeem the Old Notes and Investor Notes as described more fully in Item 1.02 below. The remaining undrawn capacity under the Series 2006-1 Notes of $350 million is available to provide incremental funding for our domestic vehicle financing needs.

The Base Indenture contains customary covenants that limit Chesapeake’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens. An event of default may occur under the Base Indenture if Chesapeake fails to pay interest and principal when due, fails to observe or perform any covenant or agreement in the Base Indenture, becomes taxable as a corporation for federal income tax purposes, qualifies as an “investment company” within the meaning of the Investment Company Act of 1940 or becomes insolvent. An event of default may result in the acceleration of the maturity requiring the immediate payment of the unpaid principal amount together with accrued and unpaid interest. Chesapeake has the option to repurchase the Series 2006-1 Notes and the Series 2006-2 Notes upon notice at a price equal to the aggregate outstanding principal balance plus accrued and unpaid interest on such balance. The foregoing description of the Base Indenture and the 2006 Supplements does not purport to be complete and is qualified in its entirety by reference to the full text of each agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

The restructuring of Chesapeake’s financing arrangements also allowed for the implementation of a like-kind exchange program (“LKE Program”) in accordance with Section 1.1031(k)-1(g) of the Treasury Department regulations under Title 26 of the Code of Federal Regulations. In order to meet the requirements of the LKE Program, we have engaged a third-party qualified intermediary, PHH Funding, LLC (“PHH Funding”), to administer, among other things, certain aspects of the distribution of proceeds from the sale of vehicles to the acquisition of new vehicles. The mechanics of the application of such proceeds and other duties of PHH Funding are set forth in the Master Exchange Agreement, dated as of March 7, 2006, between PHH Funding, Chesapeake Finance Holdings LLC, a wholly-owned subsidiary of the Company, and D.L. Peterson Trust. The foregoing description of the Master Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On March 7, 2006, the wholly-owned subsidiary of the Company formerly known as Chesapeake Funding LLC changed its name to Chesapeake Finance Holdings LLC (the “Prior Issuer”) and redeemed all of its floating rate callable asset backed notes (the “Term Notes”) with an aggregate outstanding principal balance of $1.1 billion. The Prior Issuer also provided notice and redeemed all of its outstanding variable funding asset backed notes (“VFNs” and together with the Term Notes, the “Old Notes”) with an aggregate outstanding principal balance of $1.7 billion. In addition, the Prior Issuer redeemed its senior preferred membership interests (the “PMIs”), which totaled $398 million and were held by Terrapin Funding LLC (“Terrapin”), a wholly-owned subsidiary of the Company. The proceeds from the redemption of these PMIs were used by Terrapin to redeem all of its floating rate asset backed investor notes (the “Investor Notes”) with an aggregate outstanding principal balance of $367 million.

Following the redemption of the Old Notes and Investor Notes, the Prior Issuer terminated the following agreements, effective March 7, 2006: Base Indenture (the “Old Base Indenture”), dated as of June 30, 1999, as amended, between the Prior Issuer and The Chase Manhattan Bank (“Chase”), now known as JPMorgan, as indenture trustee; Series 1999-3 Indenture Supplement, dated as of October 28, 1999, among the Prior Issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents and Chase, now known as JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2001-1 Indenture Supplement, dated as of October 21, 2001, between the Prior Issuer and Chase, now known as JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2002-1 Indenture Supplement, dated as of June 10, 2002, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2003-1 Indenture Supplement, dated as of August 14, 2003, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2003-2 Indenture Supplement, dated as of November 19, 2003, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2004-1 Indenture Supplement, dated as of July 29, 2004, between the Prior Issuer and JPMorgan, as indenture trustee, to the Base Indenture; and Series 2005-1 Indenture Supplement, dated as of July 15, 2005, between the Prior Issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents and JPMorgan, as indenture trustee, to the Old Base Indenture.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 1.01 of this Current Report on Form 8-K relating to the Base Indenture, Series 2006-1 Supplement, Series 2006-2 Supplement, Series 2006-1 Notes and Series 2006-2 Notes is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K relating to the Base Indenture, Series 2006-1 Supplement, Series 2006-2 Supplement, Series 2006-1 Notes and Series 2006-2 Notes is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1	Base Indenture, dated as of March 7, 2006, between Chesapeake Funding LLC, as issuer, and JPMorgan Chase Bank, N.A., as indenture trustee.
Exhibit 10.2
Series 2006-1 Supplement, dated as of March 7, 2006, among Chesapeake Funding LLC, as issuer, PHH Vehicle Management Services, LLC, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, certain commercial paper conduit purchasers, certain banks, certain funding agents, and JPMorgan, as indenture trustee.

Exhibit 10.3
Series 2006-2 Supplement, dated as of March 7, 2006, among Chesapeake Funding LLC, as issuer, PHH Vehicle Management Services, LLC, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, certain commercial paper conduit purchasers, certain banks, certain funding agents, and JPMorgan, as indenture trustee.

Exhibit 10.4	Master Exchange Agreement, dated as of March 7, 2006, among PHH Funding, LLC, Chesapeake Finance Holdings LLC and D.L. Peterson Trust.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Forward Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
	Name:	Clair M. Raubenstine
	Title:	Executive Vice President and Chief Financial Officer

Dated: March 13, 2006